UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2005

Material Sciences Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	01-8803	95-2673173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 East Pratt Boulevard

Elk Grove Village, Illinois 60007

(Address of Principal Executive Offices, including Zip Code)

(847) 439-8270

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01. Entry into a Material Definitive Agreement.

On December 29, 2005, the Compensation, Organization and Corporate Governance Committee (“Committee”) of the Board of Directors of Material Sciences Corporation (“MSC”) approved a new annual base salary (effective as of the same date) for Clifford D. Nastas, who was appointed MSC’s Chief Executive Officer effective December 1, 2005. Mr. Nastas’ base annual salary was increased from $308,430 to $350,000. In addition, the Committee increased the specified percentage of Mr. Nastas’ eligible compensation under the Material Sciences Corporation Fiscal Year 2006 Management Incentive Plan (“Plan”) from 50% to 60%. Accordingly, if the target level established by the Committee for fiscal 2006 is fully achieved, Mr. Nastas will receive an incentive payout equal to 60% of his eligible compensation. Reference is made to MSC’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on March 31, 2005 for additional information on the Plan.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 4, 2006, the Board of Directors of MSC amended Article V, Sections 5.1, 5.5 and 5.6 of the Company’s By-Laws to clarify the roles and responsibilities of the offices of Chief Executive Officer and President of MSC. The amendment to Article V of MSC’s By-Laws, which is effective as of January 4, 2006, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following is filed as an exhibit to this Form 8-K pursuant to Item 601 of Regulation S-K:

Exhibit No.	Document
3.1	Amendment to the By-Laws of Material Sciences Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERIAL SCIENCES CORPORATION

/s/ Jeffrey J. Siemers
By:	Jeffrey J. Siemers
Its:	Executive Vice President, Chief Administrative and Financial Officer and Secretary

Date: January 5, 2006